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EXHIBIT 10.9

BOSTON PRIVATE BANK & TRUST COMPANY                              LOAN AGREEMENT

        THIS AGREEMENT made this 30 day of October, 2002, by and between Apogee Technology, Inc., a Delaware corporation with an address and principal place of business at 129 Morgan Drive, Norwood, Massachusetts 02062 (hereinafter called the "Borrower") and Boston Private Bank & Trust Company, a Massachusetts trust company with a principal place of business at Ten Post Office Square, Boston, Massachusetts 02109 (hereinafter called the "Bank").

W I T N E S S E T H:

        The following constitutes the agreement of the parties:

SECTION 1

AMOUNT AND TERMS OF CREDIT AND INTEREST
THE REVOLVING LOAN

1.1
Subject to the terms and conditions of this Agreement, the Bank hereby establishes a revolving line of credit of up to $1,000,000.00 (the "Revolving Loan") to be advanced as hereinafter provided. The Bank may, in its discretion, from time to time, make advances (each an "Advance"), comprising the Revolving Loan to the Borrower upon the Borrower's request; provided, however, that no Advance or other financial accommodation will be made if, after giving effect to the Borrower's request for such Advance or other financial accommodation, the outstanding principal balance of the Revolving Loan would exceed the lesser of:

(a)
$1,000,000.00 (the "Credit Limit") or

(b)
the sum of:

(i)
seventy-five (75%) percent of the face amount of eligible domestic accounts receivable less than ninety (90) days from the invoice date thereof, plus

(ii)
eighty percent (80%) of the face amount of eligible foreign accounts receivable supported by a letter of credit acceptable to Bank in all respects (the sum of (i) plus (ii) is hereinafter called the "Borrowing Base").

1.1a
In addition to the foregoing, the Bank, may, in its discretion, from time to time, make Advances under the Revolving Loan in excess of the Borrowing Base in an aggregate maximum amount of $500,000.00,(but not in excess of the Credit Limit) (each an "Overformula Advance" and together the "Overformula Advances").

1.2
For purposes of the Borrowing Base calculation set forth above, eligible accounts receivable are those which are owing to the Borrower which met the following specifications at the time it came into existence and continues to meet the same until collected in full:

  (i)
  The account arose from the performance of services or an outright sale of goods by Borrower, such goods have been shipped to the account debtor, and Borrower has possession of, or has delivered to Bank, shipping and delivery receipts evidencing such shipment.

  (ii)
  Other than liens permitted pursuant to Section 2.1(c) hereof, the account is not subject to any prior assignment, claim, lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein, nor permit Borrower's rights therein to be reached by attachment, levy, garnishment or other judicial process.

    (iii)
    The account is not subject to setÿoff, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment and the account debtor has not complained as to his liability thereon and has not returned any of the goods from the sale of which the account arose.

    (iv)
    The account arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of goods to a supplier or employee of the Borrower.

    (v)
    No notice of bankruptcy or insolvency of the account debtor has been received by or is known to the Borrower.

    (vi)
    The account is not owed by an account debtor whose principal place of business is outside the United States of America, unless such account is supported by a letter of credit reasonably acceptable to the Bank.

    (vii)
    The account is not owed by an entity which is a parent, brother/sister, subsidiary or affiliate of Borrower.

    (viii)
    The account debtor is not located in the State of New Jersey or Indiana, unless Borrower has filed and shall file all legally required Notice of Business Activities Report(s) with the New Jersey Division of Taxation or the Indiana Department of Revenue, respectively.

    (ix)
    The account is not evidenced by a promissory note.

    (x)
    The account did not arise out of any sale made on a bill and hold, dating or delayed shipment basis.

    (xi)
    The account did not arise out of a contract with the United States government or any department, agency or instrumentality thereof, unless the Borrower has complied with the Federal Assignment of Claims Act.

1.3
Interest on advances under the Revolving Loan shall be payable monthly in arrears commencing on the first day of the first month next succeeding the date hereof at the rate of the Bank's Base Rate in effect from time to time plus one (1%) percent per annum. The Bank's "Base Rate" shall mean the annual rate of interest established by the Bank from time to time at its principal office, as its Base Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by Bank. The rate of interest payable by the Borrower shall be changed effective as of that day on which a change in the Bank's Base Rate becomes effective. Interest shall be computed on the basis of a 360-day year, for the actual number of days elapsed. Default interest shall be charged in accordance with the terms of the Revolving Note (as defined herein).

1.4
The principal balance of the Revolving Loan shall be payable UPON DEMAND. On any date on which a payment of interest or principal is due hereunder, the Bank may charge the Borrower's Loan Account (as defined herein) with the amount thereof. The failure of the Bank so to charge such account shall not relieve the Borrower of its obligations to make payments hereunder.

1.5
As evidence of the Borrower's obligations under the Revolving Loan, the Borrower shall execute and deliver to the Bank a Secured Revolving Demand Note (the "Revolving Note") of even date herewith.

1.6
The Bank need not enter payments of interest and principal upon the Revolving Note but may maintain a record thereof on a separate ledger maintained by the Bank.

1.7
No advance under the Revolving Loan will be made after August 31, 2003 (the "Expiration Date"), or the date demand for payment is made, whichever is sooner, and the entire unpaid principal balance of the Revolving Loan, together with all unpaid interest accrued thereon and all accrued and unpaid fees, if any, shall be due and payable without notice or demand on September 1, 2003 (the "Termination Date"), if demand for payment is not sooner made.

1.8
Prior to the close of the Bank's business on the Expiration Date, the Borrower may repay, in whole or in part, the principal amount of the Revolving Loan (including all Overformula Advances) and may, in the Bank's discretion, reborrow any such amounts repaid, all in accordance with this Section 1. If, at any time, the unpaid principal balance of the Revolving Loan exceeds the Borrowing Base plus the maximum amount of the Overformula Advances ($500,000.00) or the Credit Limit, the Borrower shall pay to the Bank the amount of such excess within five (5) days of such event.

1.9
The Bank may, at any time and from time to time, upon the request of the Borrower, but in the Bank's sole and absolute discretion, extend either or both of the Expiration Date and the Termination Date.

1.10
Bank will open and maintain a loan account on its books in the name of the Borrower with respect to the Advances (herein the "Loan Account"). Each Advance will be debited and each payment made on account of the Advances will be credited to the Loan Account. Bank will render to the Borrower monthly statements of the Loan Account and any such statement shall be deemed to be correct and accepted by the Borrower unless the Borrower notifies Bank to the contrary within sixty (60) days after the receipt of such statement. The failure of Bank to render any such statement in a timely fashion shall not affect or impair the validity or binding nature of the Loan Account. Borrower shall maintain its primary depository and disbursement accounts with Bank as a condition for this financing.

1.11
All of the Borrower's obligations to the Bank, of every kind and description, including those arising under this Agreement, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, including those arising under any other agreements, instruments or documents executed in conjunction herewith, or whether evidenced by an agreement or instrument, including obligations to perform acts and refrain from taking action, as well as obligations to repay the Loans, shall constitute the Borrower's "Liabilities" to the Bank, as the same may be modified, amended, replaced or extended from time to time.

1.12
The Revolving Note is incorporated herein to the same extent as if it was set forth in full in this Agreement.

SECTION 2

WARRANTIES AND REPRESENTATIONS

2.1
To induce the Bank to enter into this Loan Agreement and to make the Loans, the Borrower warrants and represents that, as of this date:

(a)
The Borrower is a duly organized and existing corporation under the laws of the State of Delaware and is in good standing under the laws of said State.

(b)
The Borrower is duly qualified to do business and in good standing as a foreign corporation in each state or other jurisdiction where the nature of the business conducted by it or the property owned by it requires such qualification.

(c)
The Borrower has good and clear record and marketable title to all properties and assets which it purports to own, free and clear of all mortgages, liens, pledges, charges, security interests and encumbrances, other than those being granted to the Bank, if any, purchase money security interests in required assets and those reflected on Exhibit A attached hereto.

  (d)
  The Borrower owns and holds or leases all real and personal property necessary or incidental to the present and planned future conduct of its business, including, without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing.

  (e)
  All books and records of the Borrower, including, but not limited to, minute books, by-laws and books of account are accurate and reflect all matters and transactions which should currently be reflected therein.

  (f)
  The general nature of the Borrower's business is as set forth on Exhibit A attached hereto.

  (g)
  The Borrower has no subsidiaries and no investments in the stock or securities of any other corporation, firm, trust or other entity, except as set forth on Exhibit A.

  (h)
  Except as set forth on Exhibit A, there are no actions, suits, investigations or proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, if decided adversely to the Borrower, would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the Borrower. The Borrower is not, nor by execution and delivery of this Agreement and the performance of its obligations hereunder (with or without the passage of time) will the Borrower be in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

  (i)
  The Borrower has furnished to the Bank the financial statements for the time period indicated on Exhibit A attached hereto. Said statements fairly present the condition of the Borrower at the dates thereof, and the statements of operation contained therein fairly present the results of the operations of the Borrower for the periods indicated, all in conformity with generally accepted accounting principles consistently applied.

  (j)
  Except to the extent reflected or reserved against in the financial statements referred to above, the Borrower, as of the date of said financial statements, had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities, due or to become due, or arising out of transactions entered into or any state of facts existing prior thereto.

  (k)
  Since the date of the financial statements referred to in Section 2.1(i), and except as shown on Exhibit A, there has not been:

  (i)
  any change in the condition of the Borrower's assets or liabilities, other than changes in its ordinary course of business, none of which has been materially adverse, nor has there been any depletion of cash or decrease of working capital which has been materially adverse;

  (ii)
  any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Borrower's properties or business;

  (iii)
  any declaration of, setting aside of, or making of a payment of any dividend or other distribution with respect to the Borrower's capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock; or

  (iv)
  any materially adverse:

  (1)
  controversy with any labor organization or employees;

  (2)
  claim or controversy involving any federal, state or local governmental agencies; or

      (3)
      other event or condition materially affecting the business or properties of the Borrower.

  (l)
  The Borrower has filed all federal and state income tax returns, excise tax returns, and all other tax returns of every kind and nature which are required to be filed by the Borrower as of the date hereof and has paid all taxes shown to be due on said returns.

  (m)
  The Borrower keeps all records concerning its accounts (as said term is defined in the Massachusetts Uniform Commercial Code) and has its chief executive office and principal place of business at the address set forth at the beginning of the Agreement. The Borrower has no other addresses at which the Borrower has an office, conducts business or at which any of the Borrower's property is located except as set forth on Exhibit A.

  (n)
  The execution and delivery of this Agreement, the borrowing by the Borrower as herein provided, the execution and delivery by the Borrower of all instruments, agreements and documents of every kind and nature pursuant hereto and the performance by the Borrower of all of its obligations to the Bank hereunder have been duly authorized by the Board of Directors of the Borrower and, to the extent required by law or otherwise, by the Borrower's stockholders, and this Agreement and all instruments, agreements and documents executed pursuant hereto are valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent such enforceability may be limited by laws of general application affecting the rights of creditors.

  (o)
  There is no provision in the articles of organization, agreement of association or the by-laws of the Borrower, or any indenture, contract or agreement to which it is a party or by which it is bound, which prohibits the execution and delivery of this Agreement or the performance by the Borrower of its obligations hereunder.

  (p)
  No event has occurred and no condition exists, which, upon the execution and delivery of this Agreement would constitute a default or an Event of Default hereunder. Neither the nature of the Borrower or any of its business or properties, nor any relationships between the Borrower and any other person, nor any circumstances in connection with the execution or delivery of this Agreement, is such as to require a consent, approval, or authorization of or filing, registration, or qualification with, any governmental authority on the part of the Borrower as a condition of the execution and delivery of this Agreement or any other instrument, agreement or document contemplated hereby, or the performance by the Borrower of its obligations hereunder or thereunder.

  (q)
  The Borrower has no pension, profit sharing, stock option, Employee Stock Ownership Trust ("ESOT"), insurance or other similar plan providing for a program of deferred compensation or benefits for any employee or officer, except as indicated on Exhibit A hereto.

SECTION 3

AFFIRMATIVE COVENANTS

3.1
The Borrower will duly and punctually pay all interest and principal becoming due to the Bank and will duly and punctually perform all things on its part to be done or performed under this Agreement, or pursuant to any instrument, document or agreement executed pursuant hereto.

3.2
The Borrower will, at all times, keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

3.3
The Borrower will, at all reasonable times, make its books and records available, in its offices, for inspection, examination and copying by the Bank and the Bank's representatives and will, at all reasonable times, permit inspection of its properties by the Bank and the Bank's representatives.

3.4
The Borrower will, from time to time, furnish the Bank with such information and statements as the Bank may reasonably request.

3.5
The Borrower will furnish the Bank at the time of submission to the Securities and Exchange Commission ("SEC") copies of its 10K and 10Q filings, as well as all other filing with the SEC.

3.6
[Intentionally Deleted].

3.7
The Borrower shall cause Herbert M. Stein and David Spiegel (the "Guarantors"), to furnish their personal financial statements and tax returns to the Bank annually, within the time frames and as more particularly set forth in the applicable guaranty.

3.8
The Borrower shall furnish to Bank monthly, within twenty (20) days after the close of each fiscal month, a Borrowing Base certificate in the form of Exhibit B attached hereto, and an accounts receivable aging, each such certificate and aging to be in such form and certified by such officers of the Borrower as Bank may prescribe from time to time.

3.9
The Borrower shall make its books and records available to the Bank for audit at any time and from time to time at the Bank's discretion and following an Event of Default hereunder, at the Borrower's expense.

3.10
The Borrower will maintain its corporate existence in good standing, comply with all laws and regulations of the United States, of any state or states thereof, of any political subdivision thereof and of any governmental authority which may be applicable to the Borrower or to the Borrower's business.

3.11
The Borrower will pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or payable by it at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to its properties. The provisions of this section, however, shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such tax, provided, however, that the Borrower shall maintain adequate reserves with respect thereto. The Borrower shall not be in default under this Agreement by reason of the existence of a lien for taxes not then due.

3.12
The Borrower will put and maintain its properties in good repair, working condition and order and, from time to time, make all reasonable, needful and proper repairs, renewals and replacements.

3.13
The Borrower will maintain insurance at all times covering such risks and in such amounts as the Bank may reasonably require in accordance with industry standards, all such insurance to be in such form and for such periods and written by such companies as shall be reasonably acceptable to the Bank.

3.14
The Borrower will pay or reimburse the Bank, on demand, for all expenses (including, without limitation, reasonable counsel fees and expenses) incurred or paid by the Bank in connection with the preparation, amendment, interpretation, extension or negotiation of this Agreement, and any instrument, agreement or document to be delivered pursuant hereto; the enforcement by the Bank of its rights as against the Borrower or any other person primarily or secondarily liable to the Bank hereunder or thereunder; the administration, supervision, protection or realization on any Collateral held by the Bank as security for any obligation of the Borrower or any other person primarily or secondarily liable with respect thereto and in the defense of any action against the Bank with respect to its rights or liabilities hereunder or thereunder.

3.15
The Borrower will punctually and promptly make all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations other than the Bank, including, without limitation, indebtedness which may be secured by a security interest in assets of the Borrower or property of the Borrower, and all obligations under the terms of any lease in which the Borrower is the lessee. The provisions of this section shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such indebtedness or obligation.

3.16
The Borrower shall pay or cause to be paid when due all amounts necessary to fund in accordance with their terms all the Borrower's deferred compensation plans whether now in existence or hereafter created, and the Borrower will not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of its employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan.

3.17
The Borrower shall maintain its primary operating accounts at the Bank.

SECTION 4

NEGATIVE COVENANTS

4.1
The Borrower will not issue evidences of indebtedness or create, assume, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, except for debt to its officers, directors and stockholders that is subordinated to the Loans on terms satisfactory to the Bank (the "Subordinated Debt"); provided, however, that the Borrower may incur liabilities and indebtedness which are incurred or arise in the ordinary course of the Borrower's business (provided such liabilities and indebtedness are unsecured) and purchase money security interests in acquired assets and as reflected on Exhibit A.

4.2
The Borrower will not pay dividends either in cash or in kind on any class of its capital stock, or make any distribution on its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock; provided that the Borrower may pay dividends in the form of stock.

4.3
The Borrower will not make any loans or advances to any individual, firm or corporation, including, without limitation, its officers and employees in excess of $100,000.00 in the aggregate; provided, however, that the Borrower may make advances to its employees, including its officers, with respect to expenses incurred by such employees, which expenses are reimbursable by the Borrower and directly related to the conduct of the Borrower's business.

4.4
The Borrower will not invest in or purchase any stock or securities of any individual, firm or corporation, provided, however, the Borrower may invest in direct obligations of the United States of America having a maturity of one year or less from the date of investment.

4.5
The Borrower will not (without at least ten (10) days prior notice to and consent of Bank, which consent will not be unreasonably withheld or delayed) merge or consolidate or be merged or consolidated with or into any other corporation or other entity, or (with prior notice to but without any consent of Bank required) change the type of entity or the state of incorporation of the Borrower.

4.6
The Borrower will not sell or dispose of any of its assets except for sales of inventory in the ordinary and usual course of its business; provided, however, that the Borrower may dispose of (or trade in) equipment which is no longer required for the conduct of the Borrower's business so long as the Borrower receives therefor a sum (or credit) substantially equal to such equipment's fair value.

4.7
Except as set forth on Exhibit A, the Borrower will not grant or suffer to exist any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to any of its assets, tangible or intangible, whether now owned or hereafter acquired, or subject any of such assets to the prior payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of indebtedness.

4.8
The Borrower will not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

4.9
All accounting terms shall be construed and interpreted in accordance with generally accepted accounting principles consistently applied.

4.10
The Borrower will not permit any changes in the senior management (constituting the Guarantors only) without consulting the Bank prior to any proposed changes and obtaining the Bank's approval.

SECTION 5

SECURITY AND GUARANTIES

5.1
The Bank shall have and hold as security for the repayment of the Loans and all other Liabilities of the Borrower to the Bank a security interest in substantially all of the Borrower's business assets (the "Collateral"), and the Borrower will execute and deliver all agreements, instruments and documents, in form and substance satisfactory to the Bank, to establish, create and perfect the same, including, without limitation, a Security Agreement (All Assets) of even date (the "Security Agreement").

5.2
The Loans will be guaranteed on a limited several basis by the Guarantors by guarantees of even date.

5.3
Any and all deposits or other sums at any time credited by or due from the Bank to the Borrower shall at all times constitute additional security for all obligations of the Borrower to the Bank and may be set off against any such obligations at any time after demand or the occurrence of an Event of Default, as applicable, whether or not security held by the Bank is deemed to be adequate. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, chooses in action, chattel paper, cash, property and the proceeds thereof owned by the Borrower or in which the Borrower has an interest, which now or hereafter are at any time in possession or control of the Bank or in transit by mail or carrier to or from the Bank or in the possession of any third party acting in the Bank's behalf, without regard to whether the Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Bank has conditionally released the same, shall constitute additional security for such obligations and may be applied at any time after demand or the occurrence of an Event of Default, as applicable, to such obligations, whether due or not.

SECTION 6

DEFAULT

6.1
Without in any manner obviating or impairing the demand nature of any of Borrower's Liabilities which are payable on demand or in any manner making the occurrence of any of the following events a prerequisite for the Bank making demand, the occurrence of any of the following events (after the expiration of any applicable grace period) shall be an Event of Default hereunder:

  (a)
  The Borrower shall fail to pay any installment of principal or interest on account of the Loans or any other Liabilities of the Borrower to the Bank, within ten (10) days of the date when such payment is due, or within ten (10) days of the date of demand for payment hereunder.

  (b)
  The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any instrument, document or agreement executed with or given to the Bank whether now or in the future and the expiration of thirty (30) days from such failure.

  (c)
  Any warranty, representation or statement made or furnished to the Bank by or on behalf of the Borrower proves to have been false in any material respect when made or furnished.

  (d)
  Any event which results in the acceleration of the maturity of the indebtedness of the Borrower to others in excess of $50,000.00 under any indenture, agreement, undertaking or otherwise unless such amount is subject to a bona fide dispute and Borrower maintains adequate reserves with respect thereto.

  (e)
  Death, dissolution, termination of existence, insolvency, or business failure of the Borrower or any Guarantor.

  (f)
  The Borrower shall: (i) cease, be unable, or admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition, trust mortgage or other arrangement with creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of the Borrower or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced against the Borrower and continue undismissed for ninety (90) days; or (iii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Borrower and remain unstayed and undismissed for ninety (90) days, be approved as properly instituted or result in adjudication of bankruptcy or insolvency. Upon the filing of any involuntary petition, Bank's agreement to consider making additional Loans hereunder shall terminate.

  (g)
  The calling or sufferance by the Borrower of a meeting of the creditors of the Borrower or the occurrence of a meeting by the Borrower or a representative thereof with a formal or informal committee of creditors of the Borrower.

  (h)
  Termination of any guaranty by any Guarantor.

  (i)
  The occurrence of any of the foregoing events with respect to any guarantor as if such guarantor was the "Borrower" hereunder.

  (j)
  The occurrence of any event of default under any agreement between Bank and the Borrower or instrument or paper given Bank by the Borrower, whether such agreement, instrument or paper now exists or hereafter arises (notwithstanding the Bank may not have exercised its rights upon default under any such other agreement, instrument or paper.)

  (k)
  The entry of any uninsured judgment(s) against Borrower (in excess of $50,000.00), which judgment(s) is not satisfied or appealed from (with execution or similar process stayed) within sixty (60) days of its entry.

6.2
Upon demand or the occurrence of any Event of Default, all Liabilities of the Borrower to the Bank shall, at the Bank's option and without notice or demand, and notwithstanding any terms of payment in any note or other instrument evidencing such Liabilities, become immediately due and payable, and any obligation of the Bank to consider making Loans pursuant to Section 1 shall terminate.

SECTION 7

NOTICE

7.1
All notices and other communications hereunder shall be made by telegram, telex, electronic transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom it was sent one (1) business day after sending, if sent by telegram, telex, electronic transmitter, or overnight air courier, and three (3) business days after mailing if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth at the beginning of this Agreement or to such other address as such party may designate for itself in a notice to the other party given in accordance with this section.

7.2
The addresses to which such communications shall be sent are as follows:

(a)
If intended for the Borrower, to:

      Apogee Technology, Inc.
      129 Morgan Drive
      Norwood, MA 02062
      Attn.: Herbert M. Stein, Chief Executive Officer
                David Spiegel, Treasurer
      with copies to:
      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
      One Financial Center
      Boston, MA 02111
      Attn.: Megan N. Gates, Esq.

  (b)
  If intended for the Bank, to:

      Boston Private Bank & Trust Company
      Ten Post Office Square
      Boston, MA 02109
      Attn.: James C. Brown, Senior Vice President
      with copies to:
      Brian T. Garrity, Esq.
      Ruberto, Israel & Weiner, P.C.
      100 North Washington Street
      Boston, MA 02114

7.3
The addresses set forth herein may be changed by notice hereunder.

SECTION 8

MISCELLANEOUS

8.1
The Borrower will from time to time execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and further action as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated in this Agreement.

8.2
The Borrower may take any action herein prohibited or omit to perform any act required to be performed by the Borrower if the Borrower shall obtain the Bank's prior written consent to each such action, or omission to act. No waiver on the Bank's part on any one occasion shall be deemed a waiver on any other occasion. The Bank shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of the Bank.

8.3
This Agreement may be amended only by an instrument in writing and duly signed by the Borrower and an authorized officer of the Bank.

8.4
All covenants, agreements, representations and warranties contained in this Agreement shall bind the Borrower, its respective successors and assigns, and shall inure to the Bank's benefit and the benefit of the Bank's successors and assigns, whether expressed or not.

8.5
All rights of the Bank hereunder shall be cumulative. The Bank shall not be required to have recourse to any Collateral before enforcing its rights or remedies against the Borrower or any Guarantor. The Borrower and any Guarantor hereby waives presentment and protest of any instrument and any notice thereof.

8.6
If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

8.7
This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

8.8
This Agreement shall take effect as an instrument under seal.

8.9
BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Bank has been induced to enter into this Agreement by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Agreement and in particular, this Section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this Section in particular, and makes the above waiver knowingly, voluntarily and intentionally.

8.10
Borrower and Bank agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts.

8.11
The exhibits annexed hereto as Exhibits A and B are the only exhibits to be annexed to this Agreement, and the material contained therein shall be incorporated herein.

8.12
The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

WITNESS:	APOGEE TECHNOLOGY, INC.
By: /s/ Herbert M. Stein
Herbert M. Stein, Chief Executive Officer
By: /s/ David Spiegel
David Spiegel, Treasurer
BOSTON PRIVATE BANK & TRUST COMPANY
By: /s/ James C. Brown James C. Brown, Senior Vice President

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W I T N E S S E T H
SECTION 1 AMOUNT AND TERMS OF CREDIT AND INTEREST THE REVOLVING LOAN
SECTION 2 WARRANTIES AND REPRESENTATIONS
SECTION 3 AFFIRMATIVE COVENANTS
SECTION 4 NEGATIVE COVENANTS
SECTION 5 SECURITY AND GUARANTIES
SECTION 6 DEFAULT
SECTION 7 NOTICE
SECTION 8 MISCELLANEOUS